Exhibit 21


                            CIRCUIT CITY STORES, INC.


                           Subsidiaries of the Company




                                                          Jurisdiction of
                                                          Incorporation
          Subsidiary                                      or Organization

CC Distribution Company of Virginia, Inc.                 Virginia


CarMax, Inc.                                              Virginia


CarMax Auto Superstores, Inc.                             Virginia


CarMax Auto Superstores West Coast, Inc.                  Virginia


Circuit City Stores West Coast, Inc.                      California


DIVX Direct, Inc.                                         Virginia


DIVX Entertainment, Inc.                                  California


DIVX Management, Inc.                                     Virginia


DIVX Services, Inc.                                       Virginia


First North American National Bank                        National Bank
                                                          Located in Georgia

Northern National Insurance Ltd.                          Bermuda


Patapsco Designs, Inc.                                    Maryland